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                         INVESTMENT ADVISORY AGREEMENT


AGREEMENT made as of the   day of        , 1993 between VAN ECK ASSOCIATES
CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Advisor"), and VAN ECK FUNDS a Massachusetts Business trust having its principal place of business in New York, New York (the "Trust").

WHEREAS, the Trust is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Advisor is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940; and

WHEREAS, the Trust is authorized to issue shares of beneficial interest with each series; and in separate series representing interests in a separate portfolio of securities and other assets:

WHEREAS, the Trust intends to offer its shares in one such series, namely, Asia Growth Fund (the "Fund") and invest the proceeds in securities, the Trust desires to retain the Advisor to render investment advisory services hereunder and with respect to which the Advisor is willing so to do;

NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1 .  APPOINTMENT OF ADVISOR.

     The Trust hereby appoints the Advisor to act as investment advisor to the Fund for the period and on the terms herein set forth. The Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.   DUTIES OF ADVISOR.

     The Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

     (a)  Investment Program.  The Advisor will (i) furnish continuously an
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     investment program for the Fund (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments. The Advisor also will manage, supervise and conduct such other affairs and business of the
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     Trust and matters incidental thereto, as the Advisor and the Trust agree, subject always to the control of the Board of Trustees of the Trust and to the provisions of the Master Trust Agreement of the Trust, the Trust's By-laws and the 1940 Act.

     (b)  Office Space and Facilities.  The Advisor will arrange to furnish the
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     Trust office space in the offices of the Advisor, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the investments of the Trust.

     (c)  Personnel.  The Advisor shall provide executive and clerical personnel
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     for managing the investments of the Trust, and shall compensate officers and Trustees of the Trust if such persons are also employees of the Advisor or its affiliates, except as otherwise provided herein.

     (d)  Portfolio Transactions.  The Advisor shall place all orders for the
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     purchase and sale of portfolio securities for the account of the Trust with brokers or dealers selected by the Advisor, although the Trust will pay the actual brokerage commissions on portfolio transactions in accordance with Paragraph 3(d). In executing portfolio transactions and selecting brokers or dealers, the Advisor will use its best efforts to seek on behalf of the Trust the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Trust and/or the other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Advisor or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Advisor or its affiliates provided that the Advisor does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in a manner the Advisor deems equitable among the accounts involved.
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3.   EXPENSES OF THE TRUST


The Advisor shall not bear the responsibility for or expenses associated with operational, accounting or administrative services on behalf of the Trust not directly related to providing an investment program for the Trust. The expenses to be borne by the Trust include, without limitation:

          (a) charges and expenses of any registrar, stock, transfer or dividend disbursing agent, custodian, depository or other agent appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

          (b) general operational, administrative and accounting costs, such as the costs of calculating the Trust's net asset value, the preparation of the Trust's tax filings with relevant authorities and of compliance with any and all regulatory authorities;

          (c) charges and expenses of auditors and outside accountants;

          (d) brokerage commissions for transactions in the portfolio securities of the Trust;

          (e) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other U.S. or foreign governmental agencies;

          (f)  the cost of stock certificates representing shares of the Trust;

          (g) expenses involved in registering and maintaining registrations of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, if applicable;

          (h) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, setting in type, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

          (i) all expenses of preparing and setting in type offering documents, and expenses of printing and mailing the same to shareholders (but not expenses of printing and mailing of offering documents and literature used for any promotional purposes);

          (j) compensation and travel expenses of Trustees who are not
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               "interested persons" of the Advisor within the meaning of the
               1940 Act;

          (k) the expense of furnishing, or causing to be furnished, to each shareholder statements of account;

          (l) charges and expenses of legal counsel in connection with matters relating to the Trust, including, without limitation, legal services rendered in connection with the Trust's corporate and financial structure, day to day legal affairs of the Trust and relations with its shareholders, issuance of Trust shares, and registration and qualification or securities under Federal, state and other laws;

          (m) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute by officers and Trustees of the Trust, and the membership or association dues of such organizations;

          (n) the cost and expense of maintaining the books and records of the Trust;

          (o) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act and the expense of obtaining and maintaining an errors and omissions policy;

          (p)  interest payable on Trust borrowing;

          (q)  postage; and

          (r) any other costs and expenses incurred by the Advisor for Trust operations and activities, including but not limited to the organizational costs of the Trust if initially paid by the Advisor.


4.  ADVISORY FEE.

For the services and facilities to be provided to the Trust by the Advisor as provided in Paragraph 2 hereof, the Trust shall pay the Advisor a fee, payable monthly, at the annual rate of 1% of the Trust's average daily net assets, as determined by the Trust or its third party administrator in accordance with procedures established from time to time by or under the direction of the Board of Trustees of the Trust.

5.  SUB - INVESTMENT ADVISORS.

(a)  Appointment of Sub-investment Advisors.  Subject to the terms of the
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     Agreement, the Master Trust Agreement and the 1940 Act, the Advisor, at its
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     expense, may select and contract with investment advisors ("Sub Investment
     Advisors") to provide all or a portion of the investment advisory services to be furnished by the Advisor hereunder. Any contract with a Sub-Investment Advisor shall be subject to the written approval of the Trust.

     (b)  Responsibility of Advisor So long as the Sub-Investment Advisor serves
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     as Investment advisor to all or a portion of the Fund's assets, the obligation of the Advisor under this Agreement shall be, subject in any event to the control of the Board of Trustees of the Trust, to determine and review with the Sub-Investment Advisor investment policies of the Fund with respect to the assets managed by the Sub-Investment Advisor and the Sub-Investment Advisor shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable policies and restrictions and of placing all orders for the purchase and sale of portfolio securities for the Fund with respect to such assets. The Advisor shall compensate any Sub-investment Advisor to the Fund for its services to the Fund.

     (c)  Termination of Sub-investment Advisory Agreement.
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     The Trust or the Advisor may terminate the services of the Sub-investment
     Advisor at any time in its sole discretion, and at such time the Advisor shall assume the responsibilities of the Sub-investment Advisor unless and until a successor Sub - Investment Advisor is selected.



     6.  TRUST TRANSACTIONS.

     The Advisor agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.


     7.  RELATIONS WITH TRUST.

     Subject to and in accordance with the Master Trust Agreement and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Advisor, respectively, it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Advisor (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Advisor are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Advisor (or any such successor) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement and By-laws.
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8.   LIABILITY OF ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST.

Neither the Advisor nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Advisor or such persons against any liability to the Trust or its shareholders to which the Advisor might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.


9.   DURATION AND TERMINATION OF THIS AGREEMENT.

     (a)  Duration.  This Agreement shall become effective on the date hereof.
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          Unless terminated as herein provided, this Agreement shall remain in full force and effect until February 28, 1995 and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (b)  Termination.  This Agreement may be terminated at any time, without
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          payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940
          Act), or by the Advisor, on sixty (60) days written notice to the other party.

     (c)  Automatic Termination.  This Agreement shall automatically and
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          immediately terminate in the event of its assignment.



10.  PRIOR AGREEMENT SUPERSEDED.

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.



11.  SERVICES NOT EXCLUSIVE.

The services of the Advisor to the Trust hereunder are not to be deemed
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exclusive, and the Advisor shall be free to render similar services to others and to engage in other activities.


12  MISCELLANEOUS.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.  LIMITATION OF LIABILITY.

The Term Van Eck Funds means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated April 3, 1985 as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the Trust, acting as such, and neither such authorization by such officer shall be deemed to have been made by any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

     In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

     Van Eck Funds


                                        VAN ECK TRUST

                                        By__________________________
Attest:                                 President

                                        VAN ECK ASSOCIATES CORPORATION
                                        By_______________________________
Attest:                                 President